As filed with the Securities and Exchange Commission on July 17, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

BACKBLAZE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-8893125
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
500 Ben Franklin Ct
San Mateo, CA 94401
(650) 352-3738
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Amended and Restated 2021 Equity Incentive Plan of Backblaze, Inc.
(Full title of Plan)
Gleb Budman
Chief Executive Officer
Backblaze, Inc.
500 Ben Franklin Ct
San Mateo, CA 94401
(Name and address of agent for service)
(650) 352-3738
(Telephone number, including area code, of agent for service)

Copies to:

Bennett L. Yee Jeffrey R. Vetter Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 550 Allerton St Redwood City, CA 94063 (415) 978-9803	Tom MacMitchell General Counsel Backblaze, Inc. 500 Ben Franklin Ct San Mateo, CA 94401 (650) 352-3738
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Backblaze, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 8,292,158 additional shares of Class A common stock under the Registrant’s 2021 Equity Incentive Plan (the "2021 Plan") pursuant to the amendment and restatement of the 2021 Plan adopted by the board of directors of the Registrant and approved by the stockholders of the Registrant on June 5, 2023, which is attached as Exhibit 99.1 hereto (the "Amended Plan"). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on March 28, 2022 (Registration No. 333-263903) and the Registrant's registration statement on Form S-8 filed with the Commission on April 5, 2023 (Registration No. 333-271148). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents:
(a)the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 31, 2023;

(b)the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 12, 2023;

(c)the Registrant's Current Reports on Form 8-K filed with the Commission on June 9, 2023, June 27, 2023, and July 10, 2023 (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission);

(d)the information in the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 21, 2023, to the extent incorporated by reference into the Registrant's Annual Report on Form 10-K for the year ended December 31, 2022; and

(e)the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41026), filed with the commission on November 4, 2021, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating any documents or information that the Registrant is deemed to furnish and not file in accordance with Commission rules. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed incorporated by reference in this Registration Statement modifies or supersedes that statement.

Item 8.	Exhibits
The following exhibits are incorporated herein by reference.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation of Registrant, as amended, as currently in effect.	10-Q	001-41026	3.1	12/14/2021

4.2	Certificate of Retirement	8-K	001-41026	3.1	07/10/2023

4.3	Amended and Restated Bylaws of Registrant, as currently in effect.	10-Q	001-41026	3.2	12/14/2021

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (contained in the signature page hereto).					X

99.1	Amended and Restated 2021 Equity Incentive Plan of Backblaze, Inc.	8-K	001-41026	10.1	06/09/2023

107.1	Calculation of Filing Fee Tables					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on this 17th day of July, 2023.

BACKBLAZE, INC.

By:	/s/ Gleb Budman
Name:	Gleb Budman
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gleb Budman, Frank Patchel and Tom MacMitchell, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and any registration statement related thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gleb Budman	Chief Executive Officer and Chairperson (Principal Executive Officer)	July 17, 2023
Gleb Budman

/s/ Frank Patchel	Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2023
Frank Patchel

/s/ Jocelyn Carter-Miller	Director	July 17, 2023
Jocelyn Carter-Miller

/s/ Barbara Nelson	Director	July 17, 2023
Barbara Nelson

/s/ Earl E. Fry	Director	July 17, 2023
Earl E. Fry

/s/ Evelyn D’An	Director	July 17, 2023
Evelyn D’An